Exhibit 107

Calculation of Filing Fee Table
S-3
(Form Type)
Vector Group Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common stock, par value $0.01 per share	Rule 456(b) and Rule 457(r) (2)
	Equity	Preferred stock, par value $0.01 per share	Rule 456(b) and Rule 457(r) (2)
	Other	Depository Shares	Rule 456(b) and Rule 457(r) (2)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (2)
	Debt	Guarantees of Debt Securities by subsidiaries	Rule 457(n)(3)
	Other	Warrants	Rule 456(b) and Rule 457(r) (2)
	Other	Rights	Rule 456(b) and Rule 457(r) (2)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r) (2)
	Other	Units	Rule 456(b) and Rule 457(r) (2)
Fees previously paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(1)An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities.
(2)The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration statement based on the fee payment rate in effect on the date of such fee payment.
(3)Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees.